As filed with the Securities and Exchange Commission on January 16, 2004 Registration No. 333-________

                       SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON  D.C.  20549

                                    FORM  S-8

             REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                           TELECOMMUNICATION  PRODUCTS,  INC.

             (Exact  name  of  registrant  as  specified  in  its  charter)


                COLORADO                               84-0916299

                ---------                              ----------
     (State  or  other  jurisdiction                  (IRS  Employer
     of  incorporation  or  organization)          Identification  No.)


                          9171  Wilshire  Blvd., Suite B
                           Beverly  Hills, CA  90210
                                (310) 281-2571
                                 --------------
               (Address, Including Zip Code and Telephone Number,
                        of Principal Executive Offices)

                         CORPORATE  CONSULTING  AGREEMENTS
                            (Full  Title  of  the  Plan)


                                Robert  Russell
                          Chief  Executive  Officer
                        9171  Wilshire  Blvd.,  Suite  B
                            Beverly  Hills, CA  90210
                          Telephone:   (310)  281-2571
                      (Name,  Address  and  Telephone  Number,
                   including  Area  Code,  of  Agent  for  Service)


                                  CALCULATION  OF  REGISTRATION  FEE

                                                         Proposed
                                                         Maximum                          Maximum
                                                         Amount            Proposed       Aggregate         Amount of
Title of Securities . . . . . . . . . . . . . . . . . .  To Be             Offering       Offering          Registration
To Be Registered. . . . . . . . . . . . . . . . . . . .  Registered        Per Share      Price             Fee
------------------------------------------------------   ---------------   ------------    ---------------   ---------------


Common Stock, no par value . . . . . . . . . . . . . .     2,525,000 (1)      $0.15 (2)    $378,750         $30.64
------------------------------------------------------   ---------------   ------------    ---------------   ---------------

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on January 15, 2004.

                                     PART  I

              INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.     PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.     INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     The Registrant will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Telecommunication Products, Inc., 9171 Wilshire Blvd., Suite B, Beverly Hills, CA 90210. The Registrant's telephone number is (310) 281-2571.


                                     PART  II

               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

     c) The description of the common stock, no par value per share (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-KSB.

     All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.  The class of securities to be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director or officer or employee of the Registrant. Nor does any expert or counsel have any contingent based agreement with the Registrant or any other interest in or connection to the Registrant.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     As permitted by the Colorado Business Corporation Act, the Registrant's articles of incorporation, eliminate, with certain exceptions, the personal liability of our directors to the Registrant and its shareholders for monetary damages as a result of a breach of fiduciary duty. This provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of fiduciary duty. The Colorado Business Corporation Act provides that a corporation has the power to: (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by these parties if specified standards of conduct are met and
(ii) purchase and maintain insurance on behalf of any of these persons against liabilities incurred by them in these capacities. The Registrant's articles of incorporation also provide for indemnification of its officers, directors, agents and employees against expenses or liability reasonably incurred by them in any action, suit or proceeding in which they are made parties by reason of being or having been one of its officers, directors, agents or employees, to the full extent required or permitted by Colorado law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

             Not  applicable.

ITEM  8.     EXHIBITS

Exhibit  No.  Description
------------  -----------

     5.1    Opinion  of  Amy  Trombly,  Esq.

     10.1 Consulting Agreement between the Registrant and Theodore Smith dated December 16, 2003.

     10.2 Consulting Agreement between the Registrant and The Blaine Group, Inc. dated January 5, 2004.

     10.3 Consulting Agreement between the Registrant and Geoffrey Eiten dated January 9th, 2004.

     23.1   Consent  of  Counsel  (included  in  Exhibit  5.1).

     23.2   Consent  of  Larry  O'Donnell,  CPA,  P.C.
..


ITEM  9.     UNDERTAKINGS

(a)     The  Registrant  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any additional or changed material information with respect to the plan of distribution.

     2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities
Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beverly Hills, State of California the 16th day of January 2004.

                              TELECOMMUNICATION  PRODUCTS,  INC.


                              By:  /s/  Robert  Russell
                              --------------------
                              Robert  Russell
                              Chief  Executive  Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                                  TITLE                           DATE
                                   -----                          ----

/s/  Robert  Russell             Chief  Executive  Officer,   January  16, 2004
-----------------------          President  and  Director
Robert  Russell


/s/  Igor  Loginau               Director                     January  16,  2004
-----------------------
Igor  Loginau